                                                                    Exhibit 99.1

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE                                   DATE: JULY 31, 2006
                                                        FROM: THOMAS W. CRAWFORD
                                                        CHIEF EXECUTIVE OFFICER

             CRAWFORD REPORTS IMPROVED SECOND QUARTER 2006 RESULTS
                            NET INCOME INCREASES 57%

Crawford & Company (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2006.

Second quarter 2006 revenues before reimbursements totaled $192.6 million compared with $186.0 million in the 2005 second quarter. Second quarter 2006 net income was $4.2 million compared to $2.7 million for the 2005 second quarter. Second quarter 2006 net income per share was $0.09 per share compared to $0.05 in the prior-year quarter.

Revenues before reimbursements, by market type, for the Company's operating segments for the quarter ended June 30, 2006 and 2005 were as follows (in 000s):

                                               Quarter ended
                                       -----------------------------
             Market Type               June 30, 2006   June 30, 2005   % Change
             -----------               -------------   -------------   --------
Insurance companies                       $ 51,563        $ 48,215        6.9%
Self-insured entities                       36,750          38,594       (4.8)%
Legal settlement administration             30,430          27,545       10.5%
                                          --------        --------
   U.S. Segment                            118,743         114,354        3.8%
   International Segment                    73,860          71,648        3.1%
                                          --------        --------
Total revenues before reimbursements      $192,603        $186,002        3.5%
                                          ========        ========

U.S. revenues before reimbursements were $118.7 million in the second quarter of 2006 compared with $114.4 million in the 2005 second quarter. Revenues from the insurance company market were $51.6 million in the 2006 second quarter increasing from $48.2 million in the 2005 period; this increase includes a $2.2 million rise in catastrophe-related revenues over the 2005 period. Revenues from self-insured clients were $36.8 million in the 2006 second quarter compared with $38.6 million in the 2005 quarter. Legal settlement administration revenues were $30.4 million for the 2006 second quarter, compared with $27.5 million in the comparable year-ago quarter. The Company's legal settlement

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404) 256-0830

administration unit revenues are project-based and can fluctuate significantly. However, the Company has a record backlog of projects awarded, totaling approximately $51.2 million at quarter end.

Second quarter 2006 international revenues grew to $73.9 million from $71.6 million for the same period in 2005. This growth reflects increased case referrals in our United Kingdom and European operations resulting from claims management agreements entered into during 2005. However, compared to the 2005 second quarter, the U.S. dollar strengthened against the British pound and the euro, resulting in a net exchange rate decline in the 2006 quarter. Excluding the negative effect of exchange rate fluctuations, international revenues would have been $75.6 million in the 2006 second quarter, reflecting growth in revenues on a constant dollar basis of 5.5%. International operating expenses increased by $2.7 million in U.S. dollars, a 4.0% increase, and increased by 5.9% on a constant dollar basis.

Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, "We are pleased to report our second straight quarter of earnings growth over the prior year period. Our U.S. operations continued to benefit from strong performance of our legal settlement administration unit and the on-going improvement in our U.S. property and casualty unit. Revenues produced by our catastrophe adjusters in the quarter grew by $2.2 million as we responded to the numerous storms which occurred during the quarter in the midwestern and northeastern United States. Together these units helped us improve our U.S. operating margin by 2.0% in the quarter, from 1.6% in the 2005 period to 3.6% in the quarter ended June 30, 2006. The quality-driven processes in our self-insured operations established over the past two years continue to show improvement. While not yet visible in our financial performance, we are encouraged by customer response in this unit, where the number of requests for proposals is running well ahead of last year."

"Operating earnings in our international segment declined to $3.2 million in the current quarter, reflecting a decrease in our operating margin from 5.2% in the 2005 second quarter to 4.4% in the 2006 quarter, due to lower claims activity in our Canadian region and costs incurred in our United Kingdom and Canadian units in anticipation of new business. For the remainder of 2006, we continue to expect growth and margin improvement in our international division."

Total revenues before reimbursements for the six months ended June 30, 2006 were $394.2 million compared with $370.3 million in 2005. Net income for the current six-month period totaled $10.1 million, or $0.20 per share, compared with $5.0 million, or $0.10 per share, reported in the prior year.

U.S. revenues before reimbursements for the 2006 six-month period were $249.8 million compared with $226.9 million in 2005. International revenues before reimbursements were $144.4 million in the 2006 year-to-date period compared with $143.5 million during 2005. Excluding the negative effect of exchange rate fluctuations, international revenues would have been $149.3 million in the current year-to-

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404) 256-0830

date period, reflecting growth in revenues on a constant dollar basis of 4.0%. International operating expenses increased by $3.0 million in U.S. dollars, a 2.2% increase, and by 5.7 % on a constant dollar basis.

On June 30, 2006, the Company closed the previously announced sale of its Atlanta corporate headquarters for $8.0 million in cash paid at closing and a deferred payment contingent upon the buyer's ability to subsequently redevelop the property. As part of the sale, the Company also entered into a 12-month leaseback of these facilities, as it relocates and consolidates its corporate headquarters in a nearby leased facility. As required by sale-leaseback accounting rules, the Company deferred the pre-tax gain of approximately $4.9 million related to this sale until the expiration of the leaseback agreement in June 2007.

"Our operating cash flows for the 2006 six-month period reflect an improvement of $13.7 million as compared to the prior-year period. Overall, our consolidated cash position as of June 30, 2006 is very strong, totaling $65.0 million, up $21.4 million from the balance at June 30, 2005. This represents the highest cash balance the Company has enjoyed since the 1997 third quarter," Mr. Crawford concluded.

Crawford & Company updated its previously disclosed guidance for fiscal 2006 to the following amounts:

     - Revenues before reimbursements of between $480 million and $490 million in U.S. operations and operating earnings of between $15 million and $19 million.

     - Revenues before reimbursements of between $295 million and $310 million in international operations and operating earnings of between $14 million and $16 million.

     - After reflecting stock option expense, net corporate interest expense and income taxes, net income of between $15.9 million and $19.2 million, or $0.32 to $0.39 per share.

Crawford & Company's management will host a conference call with analysts on Monday, July 31, 2006 at 3:00 P.M. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through August 7, 2006. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 3214387. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended June 30, 2006 is shown on the attached statements. Operating earnings (a non-GAAP financial measure) is one of the key performance measures used by the Company's senior management to evaluate the performance of its operating segments and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its operating performance using the same criteria that management uses. Net corporate interest expense, stock option

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404) 256-0830

expense and income taxes are recurring components of net income, but they are not considered part of segment operating earnings since they are managed on a corporate-wide basis. Net corporate interest expense results from capital structure decisions made by the Company, stock option expense relates to historically granted stock options which are not allocated to our operating units, and income taxes are based on statutory rates in effect in each of the locations where the Company provides services and vary throughout the world. None of these costs relates directly to the performance of the Company's services and are therefore excluded in order to accurately assess the results of segment operating activities on a consistent basis. Following is a reconciliation of segment operating earnings to consolidated net income on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented:

                                             Quarter ended                     Six months ended
                                  ----------------------------------  ----------------------------------
                                  June 30,     %    June 30,     %    June 30,     %    June 30,     %
                                    2006    Margin    2005    Margin    2006    Margin    2005    Margin
                                  --------  ------  --------  ------  --------  ------  --------  ------
U.S. operating earnings            $4,305     3.6%   $ 1,810    1.6%   $12,936    5.2%   $ 3,646    1.6%
International operating earnings    3,213     4.4      3,696    5.2      4,899    3.4      7,041    4.9
Deduct:
   Stock option expense              (351)   (0.2)        --     --       (617)  (0.2)        --     --
   Net corporate interest expense    (594)   (0.3)    (1,355)  (0.7)    (1,592)  (0.4)    (2,882)  (0.8)
   Income taxes                    (2,360)   (1.2)    (1,470)  (0.8)    (5,565)  (1.4)    (2,763)  (0.7)
                                   ------    ----    -------   ----    -------   ----    -------    ---
Net income                         $4,213     2.2%   $ 2,681    1.4%   $10,061    2.6%   $ 5,042    1.4%
                                   ======    ====    =======   ====    =======   ====    =======    ===

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include property and casualty claims management, integrated claims and medical management for workers' compensation, legal settlement administration, including class action and warranty inspections, and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404) 256-0830

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter ended June 30, 2006 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, in particular the information under the headings "Business," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT
(404) 847-4407.

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                    Unaudited

                    (In Thousands, Except Per Share Amounts)

SIX MONTHS ENDED JUNE 30                         2006       2005     % Change
------------------------                       --------   --------   --------
Revenues:
   Revenues Before Reimbursements              $394,209   $370,336       6%
   Reimbursements                                37,230     36,088       3%
                                               --------   --------
Total Revenues                                  431,439    406,424       6%
Costs and Expenses:
      Cost of Services Before Reimbursements    304,959    292,254       4%
      Reimbursements                             37,230     36,088       3%
                                               --------   --------
   Cost of Services                             342,189    328,342       4%
   Selling, General, and Administrative          72,032     67,395       7%
   Corporate Interest Expense, Net                1,592      2,882     -45%
                                               --------   --------
Total Costs and Expenses                        415,813    398,619       4%
                                               --------   --------
Income Before Income Taxes                       15,626      7,805     100%
Income Taxes                                      5,565      2,763     101%
                                               --------   --------
Net Income                                     $ 10,061   $  5,042     100%
                                               ========   ========
Earnings Per Share - Basic and Diluted         $   0.20   $   0.10     100%
                                               --------   --------
Average Numbers of Shares Used to Compute:
   Basic Earnings Per Share                      49,137     48,878
                                               --------   --------
   Diluted Earnings Per Share                    49,318     49,388
                                               --------   --------
Cash Dividends Per Share:
   Class A Common Stock                        $   0.12   $   0.12
   Class B Common Stock                        $   0.12   $   0.12

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                    Unaudited

                    (In Thousands, Except Per Share Amounts)

QUARTER ENDED JUNE 30                            2006        2005    % Change
---------------------                          --------   --------   --------
Revenues:
   Revenues Before Reimbursements              $192,603   $186,002       4%
   Reimbursements                                17,164     20,779     -17%
                                               --------   --------
Total Revenues                                  209,767    206,781       1%
Costs and Expenses:
      Cost of Services Before Reimbursements    148,483    147,335       1%
      Reimbursements                             17,164     20,779     -17%
                                               --------   --------
   Cost of Services                             165,647    168,114      -1%
   Selling, General, and Administrative          36,953     33,161      11%
   Corporate Interest Expense, Net                  594      1,355     -56%
                                               --------   --------
Total Costs and Expenses                        203,194    202,630       0%
                                               --------   --------
Income Before Income Taxes                        6,573      4,151      58%
Income Taxes                                      2,360      1,470      61%
                                               --------   --------
Net Income                                     $  4,213   $  2,681      57%
                                               ========   ========
Earnings Per Share - Basic and Diluted         $   0.09   $   0.05      80%
                                               --------   --------
Average Numbers of Shares Used to Compute:
   Basic Earnings Per Share                      49,286     48,884
                                               --------   --------
   Diluted Earnings Per Share                    49,396     49,391
                                               --------   --------
Cash Dividends Per Share:
   Class A Common Stock                        $   0.06   $   0.06
   Class B Common Stock                        $   0.06   $   0.06

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT
                            SIX MONTHS ENDED JUNE 30
                                    UNAUDITED

                       (In Thousands, Except Percentages)

                                              U.S.                     International
                                      -------------------      %    ------------------     %
                                        2006       2005     Change    2006      2005    Change
                                      --------   --------   ------  --------  --------  ------
Revenues Before Reimbursements        $249,849   $226,861    10.1%  $144,360  $143,475    0.6%
Compensation & Benefits                157,215    146,316     7.4%   102,397   100,467    1.9%
% of Revenues                             62.9%      64.5%              70.9%     70.0%
Expenses Other than Reimbursements,
   Compensation & Benefits              79,698     76,899     3.6%    37,064    35,967    3.1%
% of Revenues                             31.9%      33.9%              25.7%     25.1%
                                      --------   --------   -----   --------  --------  -----
Total Operating Expenses               236,913    223,215     6.1%   139,461   136,434    2.2%
                                      --------   --------   -----   --------  --------  -----
Operating Earnings (1)                $ 12,936   $  3,646   254.8%  $  4,899  $  7,041  -30.4%
% of Revenues                              5.2%       1.6%               3.4%      4.9%
                                      ========   ========   =====   ========  ========  =====

                              QUARTER ENDED JUNE 30
                                    UNAUDITED

                       (In Thousands, Except Percentages)

                                              U.S.                     International
                                      -------------------      %    ------------------     %
                                        2006       2005     Change    2006      2005    Change
                                      --------   --------   ------  --------  --------  ------
Revenues Before Reimbursements        $118,743   $114,354     3.8%  $73,860    $71,648    3.1%
Compensation & Benefits                 76,447     74,200     3.0%   51,732     49,922    3.6%
% of Revenues                             64.4%      64.9%             70.0%      69.6%
Expenses Other than Reimbursements,
   Compensation & Benefits              37,991     38,344   -0.9%    18,915     18,030    4.9%
% of Revenues                             32.0%      33.5%             25.6%      25.2%
                                      --------   --------   -----   -------    -------  -----
Total Operating Expenses               114,438    112,544     1.7%   70,647     67,952    4.0%
                                      --------   --------   -----   -------    -------  -----
Operating Earnings (1)                $  4,305   $  1,810   137.8%  $ 3,213    $ 3,696  -13.1%
% of Revenues                              3.6%       1.6%              4.4%       5.2%
                                      ========   ========   =====   =======    =======  =====

(1) A non-GAAP financial measurement which represents earnings before net corporate interest expense, stock option expense, and income taxes.

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                      JUNE 30, 2006 AND DECEMBER 31, 2005

                                 (In Thousands)

                                                                     Unaudited        *
                                                                      JUNE 30    December 31
                                                                        2006        2005
                                                                     ---------   -----------
ASSETS
   Current Assets:
      Cash and Cash Equivalents                                      $ 64,980    $  49,441
      Accounts Receivable, Net                                        172,751      163,087
      Unbilled Revenues                                               102,388      109,319
      Prepaid Expenses and Other Current Assets                        18,958       14,964
                                                                     --------    ---------
   Total Current Assets                                               359,077      336,811
                                                                     --------    ---------
      Property and Equipment, at Cost                                 132,957      150,008
      Less Accumulated Depreciation                                   (99,842)    (113,071)
                                                                     --------    ---------
   Net Property and Equipment                                          33,115       36,937
                                                                     --------    ---------
   Other Assets:
      Goodwill, Net                                                   110,833      110,035
      Capitalized Software Costs, Net                                  34,700       33,068
      Deferred Income Tax Asset                                        37,976       38,217
      Other                                                            16,665       16,596
                                                                     --------    ---------
Total Other Assets                                                    200,174      197,916
                                                                     --------    ---------
Total Assets                                                         $592,366    $ 571,664
                                                                     ========    =========
LIABILITIES AND SHAREHOLDERS' INVESTMENT
   Current Liabilities:
      Short-Term Borrowings                                          $ 30,354    $  28,888
      Accounts Payable                                                 39,317       42,434
      Accrued Liabilities                                              66,196       78,047
      Self-Insured Risks                                               15,898       17,664
      Accrued Income Taxes                                             24,479       17,880
      Deferred Revenues                                                25,739       19,608
      Deposit on Sale of Real Estate                                    8,000           --
      Current Installments of Long-Term Debt and Capital Leases        11,427        6,441
                                                                     --------    ---------
   Total Current Liabilities                                          221,410      210,962
                                                                     --------    ---------
   Noncurrent Liabilities:
      Long-Term Debt and Capital Leases, Less Current Installments     40,212       45,810
      Deferred Revenues                                                10,268       10,409
      Self-Insured Risks                                               11,300        9,122
      Postretirement Medical Benefit Obligation                         4,352        4,569
      Minimum Pension Liabilities                                     103,425      101,406
      Other                                                            14,151       10,355
                                                                     --------    ---------
   Total Noncurrent Liabilities                                       183,708      181,671
                                                                     --------    ---------
   Shareholders' Investment:
      Class A Common Stock, $1.00 Par Value                            24,675       24,293
      Class B Common Stock, $1.00 Par Value                            24,697       24,697
      Additional Paid-in Capital                                        8,421        6,311
      Unearned Stock-Based Compensation                                    --          (37)
      Retained Earnings                                               205,989      202,351
      Accumulated Other Comprehensive Loss                            (76,534)     (78,584)
                                                                     --------    ---------
   Total Shareholders' Investment                                     187,248      179,031
                                                                     --------    ---------
   Total Liabilities and Shareholders' Investment                    $592,366    $ 571,664
                                                                     ========    =========

*    Derived from the audited Consolidated Balance Sheet

                               (CRAWFORD(R) LOGO)
                                  PRESS RELEASE

           CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047
                      ATLANTA, GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2006 AND JUNE 30, 2005
                                    Unaudited

                                 (In Thousands)


                                                                     2006       2005
                                                                   --------   -------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income                                                      $ 10,061   $ 5,042
   Reconciliation of Net Income to Net Cash Provided by
   Operating Activities:
      Depreciation and Amortization Expenses                          9,484     9,631
      Stock-Based Compensation Expense                                1,248        99
      Loss on Sales of Property and Equipment, net                       32        15
      Changes in Operating Assets and Liabilities:
         Accounts Receivable, net                                   (11,335)    2,891
         Unbilled Revenues, net                                      10,999     2,664
         Accrued or Prepaid Income Taxes                              6,433    (5,360)
         Accounts Payable and Accrued Liabilities                   (10,401)   (1,328)
         Deferred Revenues                                            6,124    (2,596)
         Accrued Retirement Costs                                       240    (1,745)
         Prepaid Expenses and Other Assets                           (1,325)   (1,416)
                                                                   --------   -------
Net Cash Provided by Operating Activities                            21,560     7,897
                                                                   --------   -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisitions of Property and Equipment, net                       (5,552)   (7,100)
   Capitalization of Computer Software Costs                         (4,606)   (2,626)
   Proceeds from 2004 Sale of Undeveloped Land                           --     7,562
   Proceeds from 2006 Sale of Corporate Headquarters                  8,000        --
   Other Investing Activities                                          (388)      (90)
                                                                   --------   -------
Net Cash Used in Investing Activities                                (2,546)   (2,254)
                                                                   --------   -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Dividends Paid                                                    (5,900)   (5,866)
   Proceeds from Stock Issued to Employees Under Incentive Plans      1,281       310
   Increase in Short-Term Borrowings, Net                             1,416       392
   Payments on Long-Term Debt and Capital Lease Obligations            (721)     (975)
                                                                   --------   -------
Net Cash Used in Financing Activities                                (3,924)   (6,139)
                                                                   --------   -------
Effect of Exchange Rate Changes on Cash and Cash Equivalents            449       480
                                                                   --------   -------
Increase (Decrease) in Cash and Cash Equivalents                     15,539       (16)
Cash and Cash Equivalents at Beginning of Period                     49,441    43,571
                                                                   --------   -------
Cash and Cash Equivalents at End of Period                         $ 64,980   $43,555
                                                                   ========   =======